Exhibit 10.4

THIRD NOTE AMENDMENT AGREEMENT

THIS THIRD NOTE AMENDMENT AGREEMENT (this “Amendment”) is made and entered into as of August 12, 2020, by and between Jay Pharma Inc., a Canada corporation (“Borrower”), and Alpha Capital Anstalt (“Noteholder”), and amends, in accordance with Section 12.09 of, that certain Secured Promissory Note, dated as of January 10, 2020 (the “Original Note”), issued by Borrower in favor of Noteholder, as amended by that certain Note Amendment Agreement, dated as of May 6, 2020 (“Amendment No. 1”), as amended by that certain Second Note Amendment Agreement, dated as of June 23, 2020 (“Amendment No. 2” and, together with the Original Note and Amendment No. 1, the “Note”). Capitalized terms used but not defined herein have their respective meanings set forth in the Note.

1. Amendments. In accordance with the terms and conditions of the Note, the Note shall be amended as follows, effective as of the date hereof:

a.	The defined term “Amalgamation” in Article I of the Note shall be deleted and replaced in its entirety by the following:

““Offer” means the transaction among Ameri Holdings Inc. and Borrower as described in and on the unamended, unwaived and precise terms of the Tender Agreement.”

b.	The defined term “Amalgamation Agreement” in Article I of the Note shall be deleted and replaced in its entirety by the following:

““Tender Agreement” means the fully executed agreement among the parties to the Offer, including the exhibits and schedules thereto and the documents, agreements and deliverables required or permitted to be delivered in connection therewith.”

c.	The defined term “Amalgamation Closing” in Article I of the Note shall be deleted and replaced in its entirety by the following:

““Offer Closing” means the closing, fulfillment and completion of the Offer and all of the actions required or permitted to be taken with respect to the Offer and the Tender Agreement.”

d.	The defined term “ExchangeCo Special Shares” in Article I of the Note shall be deleted.

e.	The defined term “Maturity Date” in Article I of the Note shall be deleted and replaced in its entirety by the following:

““Maturity Date” means the earliest of (a) January 1, 2021, and (b) the date on which all amounts under this Note shall become due and payable under ARTICLE XI.”

f.	All references to the defined terms “Amalgamation”, “Amalgamation Agreement”, or “Amalgamation Closing” shall be revised to be references to the defined terms “Offer”, “Tender Agreement”, or “Offer Closing”, as applicable.

g.	Section 10.07 of the Note shall be deleted and replaced in its entirety by the following:

“Section 10.07 Abandonment or Delay of Offer. The Offer shall be abandoned by any party thereto or the Offer Closing shall not have occurred by January 1, 2021.”

h.	A new Section 12.15 shall be added to the Note and shall read as follows:

“Section 12.15 Exchange Agreement. Prior to the completion of the Offer, the Noteholder and Ameri Holdings, Inc. will enter into an exchange agreement, pursuant to which this Note shall be exchanged for securities of Ameri Holdings, Inc. in form acceptable to Noteholder.”

2. Effect of Amendment. Except as specifically set forth in this Amendment, all of the terms, provisions, representations, warranties, covenants and conditions contained in the Note shall remain unmodified and unwaived by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. This Amendment shall not constitute any party’s consent or indicate its willingness to consent to any other amendment, modification or waiver of the Note, the schedules thereto or any instruments or agreements referred to herein or therein. This Amendment is supplemental to the Note and does, and shall be deemed to, form a part of, and shall be construed in connection with and as a part of, the Note for any and all purposes.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile or pdf copies of original signatures shall be as effective as originals.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.

COMPANY:

JAY PHARMA INC.

By:	/s/ Henoch Cohn
Chief Executive Officer
Print Name: Henoch Cohn

PURCHASER:

ALPHA CAPITAL ANSTALT

By:	/s/ Nicola Feuerstein
Secretary
Print Name: Nicola Feuerstein

Signature Page to Third Note Amendment Agreement